UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Acquisition Officer

On January 20, 2020, the Board of Directors (the “Board”) of Conversion Labs, Inc. (the “Company”) approved the transition of Mr. Sean Fitzpatrick from the role of the Company’s Chief Acquisition Officer, to the role of President of LegalSimpli Software, LLC, (“LegalSimpli”) a majority owned subsidiary of the Company (the “CAO Transition”). Mr. Fitzpatrick has previously served as President of LegalSimpli prior to his appointment as Chief Acquisition Officer of the Company.

Mr. Fitzpatrick’s transition is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. He remains an extremely valuable member of Conversion Labs’ executive team, but due to the strong growth of PDF Simpli, the Company and Mr. Fitzpatrick believes his efforts should be focused on this segment of the business.

In connection with Mr. Fitzpatrick’s transition, the Company agreed to amend that certain services agreement entered into on July 23, 2018, by and between the Company and Mr. Fitzpatrick (the “Fitzpatrick Services Agreement”), to: (i) reflect that Mr. Fitzpatrick will serve as an employee of LegalSimpli and will no longer serve as Chief Acquisition Officer of the Company; (ii) decrease the number of options to purchase the Company’s common stock previously granted to Mr. Fitzpatrick (the “Fitzpatrick Options”) from 5,000,000 to 2,500,000, 650,000 of which have vested as of the effective date; (iii) amend the vesting schedule for the remaining 1,850,000 Fitzpatrick Options to include four performance metrics that, if met, each trigger the vesting of 462,500 Fitzpatrick Options (the “Fitzpatrick Amendment”).

Appointment of Chief Acquisition Officer

On January 20, 2020, in connection with the CAO Transition, the Board appointed Mr. Nicholas Alvarez as Chief Acquisition Officer, effective January 20, 2020 (the “CAO Appointment”).

Nicholas Alvarez, age 27, is an accomplished executive in the digital marketing space. He is responsible for overseeing Conversion Labs’ customer acquisition efforts including media buying and advertising strategy across all brands, excluding PDF Simpli. Prior to Conversion Labs, he worked at agencies Cheviot Capital and Internet Brands, managing over $100 million in paid media budgets. From 2015-2016 he was a digital marketing specialist for Internet Brands and worked on sites such as Lawyers.com, Carsdirect.com, among others. From 2016-2018 he worked as a Head Media Buyer at Cheviot Capital, and from 2018 to the present has served as Head of Customer Acquisition at Conversion Labs. He has an undergraduate degree from Loyola Marymount University.

Mr. Alvarez and the Company will continue to operate under the employment agreement (the “Alvarez Employment Agreement”) entered into on July 26, 2018 with a three (3) year term. Mr. Alvarez shall earn a salary of $120,000 per annum (the “Alvarez Salary”). In addition to the Alvarez Salary, Mr. Alvarez is eligible for a monthly bonus pursuant to the schedule attached to the Alvarez Employment Agreement, and Mr. Alvarez has been granted a ten-year option to purchase up to 600,000 shares of Common Stock of the Company (the “Alvarez Options”), which shall vest at a rate of 200,000 options at each of the seven (7) month anniversary, sixteen (16) month anniversary, twenty-five (25) month anniversary of the Alvarez Employment Agreement. As of the date of this report, 400,000 Alvarez Options have vested, and the remaining 200,000 Alvarez Options shall vest, assuming the Alvarez Employment Agreement has not been terminated prior to or on August 26, 2020.

There is no arrangement or understanding between Mr. Alvarez and any other persons pursuant to which Mr. Alvarez was selected as an officer.

There are no family relationships between Mr. Alvarez and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Alvarez had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The above descriptions of the Fitzpatrick Amendment and Alvarez Employment Agreement do not purport to be complete and are qualified in their entirety by reference to such documents filed as Exhibits 10.1 and 10.2, respectively, hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 21, 2020, the Company amended its Certificate of Incorporation, by filing a certificate of amendment of certificate of incorporation (the “Certificate”) with the Secretary of State of Delaware, to effect the authorization of 5,000,000 shares of blank check preferred stock (the “Blank Check Preferred”) and to further effect the designation of 2,000,000 shares as 13% Cumulative Redeemable Perpetual Series A Preferred Stock (the “Series A Preferred”), a new class of stock having the designations, rights and preference set forth in such Certificate, all as approved an authorized by the Board. As reflected in such Certificate, the Company’s 5,000,000 authorized shares of preferred stock are comprised of 2,000,000 shares of Series A Preferred stock, and 3,000,000 shares of undesignated preferred stock for which the Board is authorized to determine the number of series into which such undesignated shares may be divided, the number of shares within each series, and the designations, rights and preferences associated with such shares.

The Series A Preferred shares shall have a stated value of $25 per share (the “Stated Value”), and Series A Preferred holders shall be entitled to receive dividends at a rate of 13% of the Stated Value per share per annum. The Series A Preferred shares shall not have voting rights, except for on each matter which Series A Preferred holders are entitled to vote as a separate class in which case each Series A Preferred Holder shall be entitle to one vote per share of Series A Preferred. The Company retains an optional right to redeem the shares of Series A Preferred commencing on the third anniversary of the date of issuance of each shares of Series A Preferred.

The foregoing descriptions of the Certificate effective January 21, 2020 for the Series A Preferred, does not purport to be complete and is subject to, and is qualified in their entirety by the full text of such document, a copy of which are attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1*	Certificate of Amendment of Certificate of Incorporation
10.1*	Fitzpatrick Amendment by and between the Company and Mr. Sean Fitzpatrick.
10.2*	Employment Agreement by and between the Company and Mr. Nicholas Alvarez.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.

Date: January 24, 2020	By:	/s/ Justin Schreiber
Justin Schreiber
Principal Executive Officer

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